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                                                                  Exhibit 10.2.5

DR ACQUISITION CORP.
C/O THE DOE RUN RESOURCES CORPORATION
1801 PARK 270 DRIVE
ST. LOUIS, MISSOURI 63146

                                                  As of April 7, 1994



Mr. K. R. Buckley
c/o The Doe Run Resources Corporation
1801 Park 270 Drive
St. Louis, Missouri 63146

                    Re:  Net Worth Appreciation Agreement
                         --------------------------------

Dear Mr. Buckley:

     This will confirm the understanding of this corporation, (the "Company") with you, effective upon acquisition by this corporation of the capital stock of The Doe Run Resources Corporation ("Doe Run"), with respect to your Net Worth Appreciation benefit, intended to constitute additional incentive compensation to you as an employee of Doe Run.

     1. VESTING. On March 31, 1997, provided that you have been continuously in the employ of Doe Run from the date hereof through that date, you shall receive a net worth appreciation credit of 3/10ths of 1% and on March 31 in each of the years 1998 and 1999 you shall receive an additional net worth appreciation

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credit of 1/10th of 1%, provided that you have been continuously in the employ of Doe Run from the date hereof to the applicable March 31, for a maximum credit, if you remain in the employ of Doe Run continuously through March 31, 1999, of 1/2 of 1%. You shall not receive any credit unless you remain in the employ of Doe Run from the date hereof continually until March 31, 1997, and thereafter you shall not receive credit for any partial year, provided that (a) if your employment terminates due to death or permanent disability preventing you from performing your usual employment functions and duties ("disability") on or after March 31, 1995 and prior to March 31, 1997, you shall receive a credit of 1/10th of 1% if such termination is prior to March 31, 1996 and 2/10ths of 1% if such termination is on or after March 31, 1996 and prior to March 31, 1997, and (b) if your employment terminates after March 31, 1997 and before March 31, 1999, due to death or disability, you shall receive a credit of 1/10th of 1% for the partial year in which the termination takes place (in addition to all credits previously accrued).

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     2.  NET WORTH APPRECIATION BENEFIT.  Upon the termination of your employment by Doe Run, other than for cause, you shall be entitled to a net worth appreciation payment ("Payment") equal to the product of (a) the total percentage credited to you under paragraph 1 (a maximum of 1/2 of 1%) multiplied by (b) the "net worth increment." The "net worth increment" is the amount, if any, by which the consolidated net worth of this Company and its subsidiaries, as at the end of its fiscal quarter immediately preceding the date of your termination, exceeds its consolidated net worth as of the date hereof, provided, however, that any increase in net worth resulting from a capital contribution to the Company or Doe Run or the sale of stock of the Company or Doe Run shall be disregarded in calculating "net worth increment". The determination of the independent public accountants for the Company as to the net worth increment, made in accordance with generally accepted accounting principles, consistently applied, shall be conclusive on each of us. If there is no "net worth increment", no amount shall be payable. If your employment is terminated for legal cause, you shall not be entitled to receive any payment.

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     3.  PAYMENT.  The Payment shall be payable to you (or your designee or estate) in 40 equal quarterly installments, without interest, commencing three
(3) months after the termination of your employment, and at 3 month intervals thereafter.

     4.  DIVIDENDS; SALE OF SUBSTANTIALLY ALL OF THE COMPANY'S STOCK OR ASSETS.

          (a) If and in the event either Doe Run or the Company shall pay either a dividend or management fee or any other form of distribution in excess of $1,200,000 annually to The Renco Group, Inc. ("Renco") or any affiliate, other than a subsidiary of the Company, (this distribution shall include any transfer of assets from the Company or Doe Run to Renco or any other subsidiary company of Renco in any form whether as cash or other form of value which shall have the effect of reducing the net worth of the Company) while you shall be employed by Doe Run, then you shall be entitled to receive, as additional compensation, an amount equal to ((4%)) of such cash dividend or distribution. This provision shall not

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     apply to intercompany payments among the Company and its own wholly-owned subsidiaries or among two wholly-owned subsidiaries of the Company, or to reimbursement to Renco for a proportionate part of costs, such as audit charges and insurance premiums, paid by Renco on behalf of itself and all of its subsidiaries including the Company and Doe Run;

          (b) If, while you shall be employed by Doe Run (and whether before or after March 31, 1997), all or substantially all the stock or assets of the Company or of Doe Run shall be sold to a person who is not an affiliate of Ira Leon Rennert, or if The Renco Group, Inc. sells a controlling interest in the Company, then, upon the closing of such sale, your full 1/2 of 1% net worth appreciation credit shall be deemed to be vested, and you shall be entitled to receive as payment in full of your participation, your pro rata share (1/2 of 1%) of the "net proceeds" of the sale, in kind, on the same terms and conditions as the Company or its shareholder is being paid. "Net proceeds", for purposes hereof, shall mean the amount

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     if any, by which the proceeds of the sale after deducting all expenses of the sale, all applicable federal, state and local taxes, and all liabilities retained by the seller exceeds the consolidated net worth of the Company on the date hereof. Except for such payment, neither you nor this Company nor Doe Run have any further rights or liabilities hereunder.

     5. CONDITION PRECEDENT. The Company's obligation to make the Payment to you shall be conditioned on your faithful adherence to your employment arrangements with Doe Run and on your refraining from engaging directly or indirectly in any activity competitive with the business of the Company or Doe Run during the period over which such payments are to be made to you. If you do engage in any such competitive activities, then we shall no longer be obligated to make any payments to you hereunder.

     6. NOTICE. Any notices to be sent pursuant hereto shall be sent by hand, certified or registered mail or overnight service

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to you, at the address indicated above and to the Company, c/o The Renco Group,
Inc. at 45 Rockefeller Plaza (36th Floor),        New York, New York 10111
(after October 1, 1994: 30 Rockefeller Plaza, New York, New York - 42nd floor), to the attention of Ira Leon Rennert, or to any other address which any of us may designate by notice in writing.

     Please confirm that the foregoing correctly sets forth our full agreement with respect to your net worth appreciation benefit by signing and returning the enclosed copy of this letter.


                                   Very truly yours,

                                   DR ACQUISITION CORP.



                                   /s/ Ira Leon Rennert
                                   -----------------------------
                                   Ira Leon Rennert
                                   Chairman of the Board


Accepted and Agreed to:



/s/ K. R. Buckley
----------------------------
K.R. Buckley

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               FIRST AMENDMENT TO THE NET WORTH APPRECIATION AGREEMENT

                                    MARCH 12, 1998
******************************************************************************

     This will confirm our agreement with you to amend your Net Worth Appreciation Agreement as follows:

          1) DR Acquisition Corp. hereby assigns the Net Worth Appreciation Agreement to The Doe Run Resources Corporation ("Doe Run") and Doe Run accepts such assignment.

          2) The definition of net worth increment will be changed to a) substitute Doe Run for the Company and b) exclude from consolidated net worth all preferred stock.

               The economic effect of such changes is that the redemption of the preferred stock of Doe Run will not reduce net worth increment.

          3) Paragraph 4(a) of the Agreement is amended by substituting $2,400,000 for $1,200,000.

     Please acknowledge the foregoing by signing below.

                                   Very truly yours,

                                   DR Acquisition Corp.
                                   The Doe Run Resources Corporation



                                   /s/ Ira Leon Rennert
                                   -----------------------------
                                   Ira Leon Rennert
                                   Chairman of the Board


Accepted and agreed to:



/s/ Kenneth Buckley
------------------------------
Kenneth R. Buckley